Exhibit 10.3

SUMMARY OF REVISED SALARIES FOR

NAMED EXECUTIVE OFFICERS

(As of April 21, 2008)

The following summarizes the current salaries received by the Company’s Chief Executive Officer and the other officers who are named in the Summary Compensation Table in the proxy statement for the Company’s upcoming Annual Meeting of Stockholders (collectively, the “Named Executive Officers”). These revised salaries were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2008.

The executive officers of the Company serve at the discretion of the Board of Directors. The Compensation Committee of the Board reviews and determines the salaries that are paid to the Company’s executive officers, including the Named Executive Officers. The current salaries of the Named Executive Officers are as follows:

Steven G. Anderson	$619,229
Chairman, President and Chief Executive Officer
D. Ashley Lee	$350,897
Executive Vice President, Chief Operating Officer and Chief Financial Officer
Albert E. Heacox, Ph.D.	$281,589
Senior Vice President, Research and Development
Gerald B. Seery	$275,000
Senior Vice President, Sales and Marketing
David M. Fronk	$254,400
Vice President, Regulatory Affairs and Quality Assurance